SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                           FORM 8-K

                          CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                          DECEMBER 7, 1998
              Date of Report (Date of earliest event reported)

                 Crompton & Knowles Corporation
      (Exact name of registrant as specified in its charter)

Massachusetts
(State or other jurisdiction of incorporation or organization)

No. 1-4663
(Commission File Number)

04-1218720
(I.R.S. Employer Identification No.)

One Station Place, Metro Center
Stamford, Connecticut
(address of principal executive offices)

06902
(Zip Code)

(203) 353-5400
(Registrant's telephone number, including area code)

Item 2. Acquisition or disposition of assets.

On November 20, 1998, the Registrant and Bayer AG, Germany, represented by its United States subsidiary, Bayer Corporation ("Bayer") concluded agreements to form joint ventures to serve the agricultural seed treatment markets in Canada, Mexico and the United States. The business previously operated by Gustafson Inc. ("Gustafson"), a unit of Uniroyal Chemical Company, Inc. ("Uniroyal Chemical"), a wholly owned subsidiary of the Registrant, forms the basis of the 50/50 joint ventures. Bayer acquired its 50 percent interest in the seed treatment joint ventures for $180 million. The U.S. joint venture will be headquartered in Plano, Texas under the former Gustafson management.

The transaction resulted in a pre-tax gain to the Registrant of approximately $150 million after giving effect to net assets transferred of approximately $25 million and certain closing costs. The impact on annual sales of the Registrant will be a reduction of approximately $100 million.

The crop protection businesses of Uniroyal Chemical and Bayer will continue to operate independently, except for these seed treatment joint ventures.


                         SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                Crompton & Knowles Corporation

Dated: December 7, 1998       By:/s/ Charles J. Marsden
                                     Charles J. Marsden
                                     Senior Vice President and
                                     Chief Financial Officer